EXHIBIT 10.14

NON-EXCLUSIVE AIRCRAFT LEASE AGREEMENT

Dated as of the 1st day of January, 2015.
between
Lariat Ranch, LLC
as Lessor,
and
Laredo Petroleum, Inc.
as Lessee,
concerning one 2013 Cessna 525C aircraft bearing
U.S. registration number N129CJ,
and
Manufacturer’s serial number 525C-129.

* * *
INSTRUCTIONS FOR COMPLIANCE WITH
"TRUTH IN LEASING" REQUIREMENTS UNDER FAR § 91.23

Within 24 hours after execution of this Agreement:
Lessee, or the registered Aircraft owner if Lessee is not a U.S. citizen, must mail a copy of the executed Agreement, without Exhibit B, to the following address via certified mail, return receipt requested:

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

48 hours prior to the first flight:
Lessee, or the registered Aircraft owner if Lessee is not a U.S. citizen, must notify by telephone or in person the FAA Flight Standards District Office nearest the airport where the first flight under this Agreement will originate. The notification shall include the location of the departure airport, the departure time of the first flight, and the Aircraft registration number, and unless otherwise authorized by that office, the notification shall be given at least 48 hours before takeoff.

Lessee must carry a copy of this signed Agreement in the Aircraft at all times.

* * *

Exhibit B is
intentionally omitted for FAA submission purposes.

This NON-EXCLUSIVE AIRCRAFT LEASE AGREEMENT (the "Agreement") is entered into as of this 1st day of January, 2015 (the "Effective Date"), by and between Laredo Petroleum, Inc. ("Lessee") and Lariat Ranch, LLC ("Lessor").

W I T N E S S E T H :

WHEREAS, Lessor holds title or a leasehold interest in and to the Aircraft described and referred to herein;

WHEREAS, Lessee desires to lease from Lessor, and Lessor desires to lease to Lessee, the Aircraft on a non-exclusive basis, upon and subject to the terms and conditions of this Agreement; and

WHEREAS, during the Term of this Agreement, the Aircraft may also be subject to use by Lessor, and may be subject to concurrent leases to other lessees.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:
"Aircraft" means that certain aircraft identified on Exhibit A, including all items appurtenant delivered by Lessor to Lessee, specifically including the engine/s presently attached, and the Aircraft Documents. The Aircraft is identified on Exhibit A.
"Aircraft Documents" means all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Aircraft that have been delivered to Lessee by Lessor, or are required by FAA regulation or other law to be created or maintained by Lessee with respect to the maintenance and/or operation of the Aircraft.
"Aircraft Incident" shall mean any event (1) causing damage, whether substantial or cosmetic, or loss of value, to the Aircraft that is not ordinary wear and tear (including, without limitation, destruction, loss, theft, requisition of title or use, confiscation, and taking), (2) in which the Aircraft, or any other instrument associated with the Aircraft operation, causes injury to any individual or damage to any property, (3) in which Aircraft use results in a fine, or (4) which results in an interruption of the Aircraft’s serviceability.
“Excused Cause” means failure or delay caused by any government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God cause such failure.
"FAA" means the Federal Aviation Administration or any successor agency.
"FAR" means collectively the Aeronautics Regulations of the Federal Aviation Administration and the Department of Transportation, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.

"Flight Hour" means each flight hour of use of the Aircraft during any Lease Period, as recorded on the Aircraft hour meter. Flight Hours shall be measured in one-tenth hour increments.
“Lease Period” means each lease period which commences with delivery of the Aircraft to Lessee and concludes with the return of the Aircraft to Lessor. Lessee’s assumption and use of the Aircraft for each Lease Period shall be documented in the Aircraft flight logs and/or other applicable documents. If requested by Lessor, Lessee shall also execute an Aircraft Delivery Receipt in the form attached to this Agreement as Exhibit C at any time the Lessee accepts delivery of the Aircraft. In the event that the Aircraft must be repositioned, other than to the Operating Base, for Lessee’s use, flight time for such repositioning shall be deemed a Lease Period.
"Lien" means any mortgage, security interest, lease, or other charge or encumbrance or claim or right of others, including, without limitation, rights of others under any airframe or engine interchange or pooling agreement.
"Operating Base" means, with respect to each Lease Period, that location where Lessor delivers the Aircraft to Lessee.
"Operational Control" has the same meaning given the term in Section 1.1 of the FAR.
"Pilot in Command" has the same meaning given the term in Section 1.1 of the FAR.
"Taxes" means all sales taxes, use taxes, value added taxes, retailer taxes, duties, fees, excise taxes (including, without limitation, federal transportation excise taxes), or other taxes of any kind which may be assessed or levied by any taxing jurisdiction as a result of the lease of the Aircraft to Lessee, or the use of the Aircraft by Lessee, or the provision of a taxable transportation service by Lessee using the Aircraft. Taxes do not include any taxes imposed on the net income of Lessor.
"Term" means the term of this Agreement set forth in Section 3.1.

2.	LEASE AND DELIVERY OF THE AIRCRAFT

2.1.	Lease. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Aircraft, during each Lease Period and otherwise on the terms and conditions of this Agreement.

2.2.
Delivery and Return. This Agreement contemplates use of the Aircraft by Lessee for one or more Lease Periods. For Lessee’s use, the Aircraft shall be delivered to Lessee on a mutually agreed date or dates at the Operating Base, or other mutually agreed location, "AS IS," "WHERE IS," AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 4 HEREOF. Lessor shall not be liable for delay or failure to furnish the Aircraft pursuant to this Agreement, and Lessee shall not be liable for delay or failure to return the Aircraft at the end of any Lease Period pursuant to this Agreement, when such failure or delay is caused by an Excused Cause. Lessee shall return the Aircraft to Lessor at the Operating Base, or other mutually agreed location, according to the Lessee’s scheduled return date under Section 3.2.

2.3.
Non-Exclusivity. Lessee and Lessor acknowledge that the Aircraft is leased to Lessee on a non-exclusive basis and may be subject to use by Lessor, and/or to additional non-exclusive leases to other parties during the Term.

2.4.	Truth-In-Leasing Procedures. Lessee shall be responsible for assuring that the INSTRUCTIONS FOR COMPLIANCE WITH "TRUTH IN LEASING" REQUIREMENTS UNDER FAR § 91.23 contained on the cover page of this

Agreement are complied with. For this purpose, “U.S. citizen” has the meaning given to it in FAR § 47.2.

3.	TERM, SCHEDULING, AND RENT

3.1.
Term. The term of this Agreement is one (1) year, automatically renewable for one (1) year terms unless cancelled as provided in this Section 3.1. This Agreement may be terminated at the will of either party at any time upon 30-day written notice. In the event that this Agreement is terminated at Lessor’s election during a Lease Period, Lessor shall pay the actual costs of repositioning the Aircraft to the Operating Base. In the event of termination by Lessee’s election during a Lease Period, Lessee will pay the costs of repositioning the Aircraft to the Operating Base.

3.2.
Scheduling. Each use of the Aircraft by Lessee shall be subject to Lessor’s approval. Lessee shall submit flight-scheduling requests, containing such information as Lessor reasonably requires, to Lessor as far in advance as reasonably possible. Lessor may approve or deny any flight-scheduling request in Lessor’s sole discretion. Although this Agreement provides a framework for future use of the Aircraft by Lessee, it does not confer upon Lessee any recurring or continuous right to use the Aircraft. No Lease Period shall continue for a period of greater than seven (7) days.

3.2.1.
Breaches of Schedule. In the event that Lessee has reason to believe that it will not be able to meet its scheduled time to return the Aircraft to Lessor, Lessee shall promptly alert Lessor to this fact. In such instance, for each day after the scheduled return time that Lessee does not return the Aircraft, Lessee shall be charged any amounts due under this Agreement. In the event that Lessor has reason to believe that it will not be able to meet its scheduled time to provide the Aircraft to Lessor once Lessor has approved a requested flight by Lessee, Lessor shall promptly alert Lessee to this fact. This paragraph shall not apply in any situation where (1) the delay results from an Excused Cause, and (2) Lessor provides the Aircraft to Lessee, or Lessee returns the Aircraft to Lessor, as soon as is practical after the Excused Cause abates.

3.3.
RENT. Lessee shall pay rent as specified in Exhibit B, attached hereto. All rent shall be paid to the Lessor in immediately available U.S. funds and in form and manner as the Lessor in its sole discretion may instruct Lessee from time to time.

3.3.1.	Minimum Charge During Lease Periods. There shall be no minimum charges with respect to Lessee’s use of the Aircraft.

3.4.	TAXES.

3.4.1.
Neither rent nor any other payments to be made by Lessee under this Agreement includes the amount of any Taxes which may be assessed or levied as a result of the lease of the Aircraft to Lessee or the use of the Aircraft by Lessee.

3.4.2.
Lessee shall be responsible for, shall indemnify and hold harmless Lessor against, and, except as provided in Section 3.4.3, Lessee shall remit to Lessor all such Taxes together with each payment of rent pursuant to Section 3.3; provided, however, that if any such Taxes shall be due and payable at an earlier time as a matter of law, Lessee shall remit such Taxes to Lessor at the time required by law.

3.4.3.
If any Taxes shall be required by law to be paid by Lessee directly to the appropriate taxing jurisdiction, Lessee shall remit such Taxes directly to the appropriate taxing jurisdiction promptly at the time required by law, and shall provide evidence of such payment to Lessor.

4.
DISCLAIMER OF WARRANTIES AND WAIVER. THE AIRCRAFT IS BEING LEASED BY THE LESSOR TO THE LESSEE HEREUNDER ON A COMPLETELY "AS IS," "WHERE IS," BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE. LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 4, SECTION 7.3, SECTION 8.1 AND SECTION 14 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT DISCLAIMS ALL REPRESENTATIONS AND/OR WARRANTIES AS TO AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT OPERATION, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF. THE LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS, AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS, AND LIABILITIES OF LESSOR AND RIGHTS, CLAIMS, AND REMEDIES OF THE LESSEE AGAINST LESSOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (OTHER THAN BREACH OF EXPRESS TERMS OF THIS AGREEMENT), INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF LESSOR, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES.

5.	REGISTRATION

5.1.
Title and Registration; Subordination. Lessee acknowledges that, other than with respect to the leasehold interest transferred to Lessee during each Lease Period solely related to Lessee’s right to possess and operate the Aircraft as contemplated hereunder, title (legal, beneficial, and equitable) to the Aircraft shall not shift in any manner as a result of this Agreement. Lessee shall undertake, to the extent permitted by law, to do all such further acts, deeds, assurances or things as may in the reasonable opinion of Lessor be necessary to preserve title to the Aircraft.

6.	USE AND OPERATION

6.1.
Use and Operation. Lessee shall be solely and exclusively responsible for the use, operation, and control of the Aircraft during each Lease Period. Lessee (i) shall not operate or locate Aircraft, or suffer the Aircraft to be operated or located, in any area excluded from coverage by any insurance policy in effect or required to be maintained hereunder with respect to the Aircraft, or in any war zone, (ii) shall not operate the Aircraft or permit the Aircraft to be operated during the Term except in operations for which Lessee is duly authorized, or use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed and suitable, (iii) shall not permit the Aircraft to be maintained, used, or operated during the Term in violation of any law, or contrary to any manufacturer's operating manuals or instructions, and (iv) shall not knowingly permit the Aircraft to be used for the carriage of any persons or property prohibited by law, nor knowingly permit the Aircraft to be used during the existence of any known defect except in accordance with the FARs; (v) shall not, without Lessor’s express permission, remove any parts or engines from the Aircraft, or make any modifications to the Aircraft; (vi) shall abide by Lessor’s reasonable rules to preserve the longevity, quality, and value of the Aircraft, including but not limited to no smoking and no animals aboard the Aircraft, and including appropriate, safe, and secure storage, including protection from wind and weather, when the Aircraft is stored or parked during a Lease Period; (vii) shall operate the Aircraft in accordance with the provisions of FAR 91 and shall not operate the Aircraft in commercial service, as a common carrier, or otherwise for compensation or hire except to the extent permitted under FARs 91.321 and 91.501, if applicable, and shall not sublease the Aircraft or otherwise allow any party other than Lessee or Lessor to assume Operational Control of the Aircraft; and (viii) shall use the aircraft only within the geographical area covering the United States, Western Europe, Canada, and the Caribbean. During any Lease Period, Lessee shall be responsible for the conduct of all persons onboard the Aircraft, other than authorized representatives of Lessor, if any.

6.2.
Operational Control. THE PARTIES EXPRESSLY AGREE THAT LESSEE SHALL AT ALL TIMES WHILE THE AIRCRAFT IS IN ITS POSSESSION DURING A LEASE PERIOD MAINTAIN OPERATIONAL CONTROL OF THE AIRCRAFT, AND THAT THE INTENT OF THE PARTIES IS THAT THIS AGREEMENT CONSTITUTE A DRY OPERATING LEASE. Lessee shall exercise exclusive authority over initiating, conducting, or terminating any flight conducted by Lessee during a Lease Period pursuant to this Agreement, and the Flight Crew (as defined below) shall be under the exclusive command and control of Lessee in all phases of such flights.

6.3.
Authority of Pilot in Command. Notwithstanding that Lessee shall have operational control of the Aircraft during any flight conducted pursuant to this Agreement, Lessor and Lessee expressly agree that the Pilot in Command, in his or her sole discretion may terminate any flight, refuse to commence any flight, or take any other flight-related action which in the judgment of the Pilot in Command is necessitated by considerations of safety. The Pilot in Command shall have final and complete authority to postpone or cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight. No such action of the Pilot in Command shall create or support any liability for loss, injury, damage, or delay to Lessor.

6.4.
Right to Inspect. Lessee and its agents shall have the right to inspect the Aircraft or the Aircraft Documents at any reasonable time, upon giving Lessor reasonable notice, to ascertain the condition of the Aircraft and to satisfy Lessee that Lessor is properly repairing and maintaining the Aircraft in accordance with the requirements of this Agreement. All required repairs shall be performed as soon as practicable after such inspection.

6.5.
Aircraft Documents. Lessor shall, at its expense, maintain and preserve, or cause to be maintained and preserved, in the English language, all Aircraft Documents in a complete, accurate, and up-to-date manner. While the Aircraft is in Lessee’s possession during each Lease Period during the Term, Lessee shall keep accurate logs of the Aircraft location, and flight hours, and otherwise provide such information as is necessary for Lessor to meet its obligations with respect to maintenance of the Aircraft Documents as noted above. On an annual basis, or otherwise as reasonably requested by Lessor, Lessee shall provide to Lessor a signed record verifying this log.

7.	MAINTENANCE AND AIRCRAFT EXPENSES

7.1.
Lessee to Pay All Operating Costs. Lessee shall arrange for and pay all operating costs associated with Lessee’s use and incurred during the Term, including, without limitation, costs of pilots, cabin personnel, mechanics, and other ground support personnel (the foregoing collectively, the “Flight Crew”); oil, lubricants; landing and navigation fees; airport charges; passenger service and any and all other expenses of any kind or nature, arising directly or indirectly in connection with or related to the use, movement and operation of the Aircraft by Lessee during the Term. Aircraft fuel during Lease Periods shall be purchased by Lessee. If any fuel costs, landing fees or other charges related to Lessee’s use of the Aircraft are charged to or paid by Lessor, then Lessee shall reimburse Lessor in full for all undisputed charges. .

7.2.	Fines and Penalties. Lessee shall pay any fines and penalties associated with use of the Aircraft during a Lease Period.

7.3.
Maintenance of Aircraft. Lessor shall arrange and pay for all necessary maintenance for the Aircraft to keep it in airworthy operating condition and in compliance with all applicable FARs and the Aircraft Operating Manual, including without limitation all non-scheduled and scheduled repairs, inspection and other maintenance required with respect to the operation of the Aircraft. Notwithstanding the foregoing, Lessee shall pay for repairs of the Aircraft when such repair is necessary solely as a result of Lessee’s misuse of the Aircraft rather than ordinary wear and tear. Lessee’s duty to repair damage due to Lessee’s misuse specifically includes any cosmetic damage to the interior or exterior of the Aircraft, including upholstery, carpet, paint and static wicks. So long as reasonably and timely scheduled and performed by Lessor, Lessor shall have no expense or liability for repair or maintenance delays and shall not be liable to Lessee for any damage from loss of profit or loss of use of Aircraft, either during or outside a Lease Period.

7.4.
Flight Crew. Lessee, at its sole expense, shall locate and retain (through either direct employment or contracting with an independent contractor for flight services) a duly qualified “Flight Crew.” All members of the Flight Crew shall be fully competent and experienced, duly licensed, and qualified in accordance with all FAA and other legal requirements and shall be approved under all insurance policies covering the Aircraft. All members of the Flight Crew who are pilots shall be fully trained in accordance with an FAA-approved training program, including initial and recurrent training and, where appropriate, contractor-provided simulator training.

7.5.
Insurance. Lessor shall maintain, or cause to be maintained, bodily injury and property damage, liability insurance in an amount no less than the amount outlined on Exhibit A and Combined Single Limit for the benefit of itself and Lessee in connection with the use of the Aircraft. Said policy shall be an occurrence policy naming Lessor and Lessee as named or additional insured, and shall be fully endorsed to cover the individual operations of Lessor and Lessee as the party in Operational Control of the Aircraft, as applicable. Lessor shall also maintain all risks aircraft hull insurance in an amount equal to the fair market value of the Aircraft, which the parties agree is not less than the amount outlined on Exhibit A, and such insurance shall name Lessor as the loss payee. All such insurance policies shall also contain provisions that: (a) they shall operate in the same manner as if there were separate policies covering each insured; (b) they shall not be invalidated due to any act or failure to act of Lessor and Lessee or any permitted passenger on the Aircraft; and (c) the insurer(s) shall grant a waiver of subrogation to Lessee with respect to physical damage coverage on the insurance policies. Upon execution of this Agreement, upon each annual renewal of said policies, and otherwise upon reasonable request, Lessor will provide Lessee with a Certificate of Insurance upon execution of this Agreement.

8.	CONDITION DURING TERM AND RETURN OF AIRCRAFT

8.1.
Delivery. At the commencement of each Lease Period, Lessor shall deliver the Aircraft to Lessee in an airworthy operating condition and in compliance with all applicable FARs and the Aircraft Operating Manual.

8.2.
Return. Upon conclusion of each Lease Period, Lessee shall return the Aircraft to the Lessor by delivering the same, at the Lessee’s own risk and expense, to the Operating Base, or other mutually agreed location, fully equipped with all engines installed thereon. The Aircraft at the time of its return shall be in the condition set forth in this Section 8 and shall be free and clear of any Liens resulting from Lessee’s use or possession.

8.3.
Condition of Aircraft. The Aircraft at the time of its return to Lessor shall have been maintained in accordance with the provisions of this Agreement with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by the Lessee, and shall meet the following requirements:

8.3.1.	Operating Condition. The Aircraft shall be in as good condition as at the beginning of the Lease Period, ordinary wear and tear excepted.

8.3.2.	Cleanliness Standards. The Aircraft shall be as clean as it was at the beginning of the Lease Period.

8.4.
Aircraft Documents. Lessee shall deliver, or cause to be delivered to Lessor, at the time the Aircraft is returned to Lessor, all documentation reasonably necessary for Lessor to meet its obligations with respect to Lessor’s maintenance of the Aircraft Documents as contemplated hereunder.

9.
LIENS. Lessee shall ensure that no Liens are created or placed against the Aircraft by Lessee or third parties as a result of Lessee’s actions, except for mechanics liens to be discharged in the ordinary course of business. Lessee shall notify Lessor promptly upon learning of any Liens not permitted by these terms. Lessee shall, at its own cost and expense, take all such actions as may be necessary to discharge and satisfy in full any such Lien promptly after the same becomes known to it.

10.
DEFAULTS AND REMEDIES. In the event of default, the non-defaulting party shall be entitled only to expectancy damages, provided that in no event shall either party be subject to indirect, non-consequential or punitive damages of any kind. In the event of a dispute, the losing party shall pay the reasonable costs (including attorney’s fees) of the other party in resolving the dispute.

11.
NOTICES. All communications, declarations, demands, consents, directions, approvals, instructions, requests, and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail or facsimile, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt thereof, in each case at the address set forth below:

If to Lessor:    Lariat Ranch, LLC
Attn: Randy A. Foutch
8605 South Elwood Ave. Hangar B-124
Tulsa, Oklahoma 74132

If to Lessee:    Laredo Petroleum, Inc.
Attn: Richard C. Buterbaugh
15 W. Sixth Street, Suite 900
Tulsa, OK 74119

12.
AIRCRAFT INCIDENTS AND RISK OF LOSS. In the event of an Aircraft Incident during a Lease Period, Lessee shall immediately report such Aircraft Incident to Lessor, to the insurance company/ies underwriting such risk, and to any and all applicable governmental agencies, and shall furnish such information and execute such documents as may be required and necessary to collect the proceeds from the insurance policies. At all times during any Lease Period, but solely during such Lease Period, Lessee shall bear the entire risk of an Aircraft Incident, and shall indemnify and hold Lessor harmless from and against any losses or liabilities, including insurance deductibles, to the extent not compensated by insurance (provided that said obligation to indemnify shall not exceed the liability limits as set forth in this Agreement so long as said insurance coverage has not been denied due solely to Lessee’s own actions or failure to act), arising from an Aircraft Incident (including, without limitation, destruction, loss, theft, requisition of title or use, confiscation, taking, or damage of or to the Aircraft from any cause, as well as damage or injury to the person or property of others), and all fines or damages, including consequential, indirect, and punitive claims in contract, tort or otherwise owed to third parties, and suits, actions or proceedings arising from the use, operation, or storage of the Aircraft during a Lease Period. In the case of fines that are not tax deductible under 26 USC 162(f), indemnification shall be on an after-tax basis.

12.1.
Amounts Paid by Third Parties. Lessor shall be entitled to receive directly any payments of monies by third parties or their insurers for damage to the Aircraft during a Lease Period. Such monies received will offset amounts otherwise owed by Lessee for such damage.

12.2.
Destruction of Engine/s, but not Aircraft. In the event of loss or destruction during a Lease Period of an Aircraft engine so that it is no longer serviceable that arises solely and exclusively from the misuse of the Aircraft and/or engine by Lessee and not as a result of accident or normal wear and tear and that is not otherwise covered by any insurance or maintenance programs utilized by Lessor with respect to its Aircraft maintenance obligations hereunder, Lessee shall promptly notify Lessor of such event and shall, at its own cost, replace such engine/s with replacement engine/s (“Replacement”) equal to or better than the lost or destroyed engine/s, and will cause title to such Replacement to be transferred free of all liens to, and perfected (with the Aircraft owner’s cooperation) in the name of, the Aircraft owner, whereupon the Replacement shall be treated for the purposes of this Agreement as if it had been on the Aircraft at the time the Agreement was executed.

13.	ADDITIONAL PROVISIONS

13.1.
Entire Agreement. This Agreement, and all terms, conditions, warranties, and representations herein, are for the sole and exclusive benefit of the signatories hereto. This Agreement constitutes the entire agreement of the parties as of its Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement. This Agreement has been negotiated by the parties and shall not be deemed to have been prepared by one, but by each equally.

13.2.
Other Transactions. Except as specifically provided in this Agreement, none of the provisions of this Agreement, nor any oral or written statements, representations, commitments, promises, or warranties made with respect to the subject matter of this Agreement shall be construed or relied upon by any party as the basis of, consideration for, or inducement to engage in any separate agreement, transaction, or commitment for any purpose whatsoever.

13.3.
Authority of the Parties. Each of the parties hereto represents to that other that (i) it has full power, authority and legal right to enter into and perform this Agreement, (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on each party’s part, does not require any approvals or consents except such approvals and consents as have been duly obtained, and (iii) this Agreement does not contravene any law binding on either of the parties or contravene any agreement to which either of the parties hereto is a party or by which it is bound, or any law governmental rule, regulation or order. Upon request, each of the parties will provide the other party with documentary evidence of its authority to enter into this Agreement.

13.4.
Prohibited and Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed replaced with a valid and enforceable provision that as nearly as possible effectuates the parties’ intent as expressed in this Agreement. To the extent permitted by law, Lessor and Lessee hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

13.5.
Enforcement. This Agreement, including all agreements, covenants, representations, and warranties, shall be binding upon and inure to the benefit of and may be enforced by Lessor, Lessee, and each of their agents, servants, and personal representatives. No third party beneficiaries are created. No third party beneficiaries are created, other than the rights of the Aircraft owner under Section 12 (pertaining to owner’s rights in the case of an Aircraft Incident causing Aircraft damage).

13.6.	Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.

13.7.
Counterparts. The parties hereto may execute this Agreement in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Electronic or FAX signatures shall have the same effect as originals.

13.8.
Amendments. No term or provision of this Agreement may be amended, changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

13.9.
No Waiver. No delay or omission in the exercise or enforcement of any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy. All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive, and in addition to all other rights and remedies which either party possesses at law or in equity.

13.10 Assignments. Lessee shall have no right to assign this Agreement, but Lessor shall.

14.	TRUTH IN LEASING UNDER SECTION 91.23 OF THE FARs.
WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE FOLLOWING PROVISION OF THE FARS:
CHECK ONE:

☐
§ 91.409 (f) (1):    A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121 or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411(a)(2).

☐	§ 91.409 (f) (2): An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

☒	§ 91.409 (f) (3): A current inspection program recommended by the manufacturer.

☐
§ 91.409 (f) (4):    Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR:

CHECK ONE:

☐ § 91.409 (f) (1)    ☐ § 91.409 (f) (2)     ☒ § 91.409 (f) (3)    ☐ § 91.409 (f) (4)

LESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF SUCH AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
THE LESSEE, WHOSE NAME IS SET FORTH BELOW, AND WHOSE ADDRESS IS 15 W. SIXTH STREET, SUITE 900, TULSA, OK 74119, SHALL BE SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL LEASE PERIODS THROUGHOUT THE TERM OF THIS AGREEMENT. BOTH LESSOR AND LESSEE CERTIFIES BELOW THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH ALL APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.
THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Non-Exclusive Aircraft Lease Agreement to be duly executed as of the Effective Date.

LESSOR: Lariat Ranch, LLC	LESSEE: Laredo Petroleum, Inc.
By: /s/ Randy A. Foutch	By: /s/ Richard C. Buterbaugh
Print: Randy A. Foutch	Print: Richard C. Buterbaugh
Title: Manager	Title: Executive V.P. & CFO

EXHIBIT A

Aircraft Make, Model,             Cessna Citation CJ4, CE-525C

Registration and Serial Number        N129CJ S/N 525C-129

Engine Information            FJ44-4A (2): S/N 211273 (left); 211272 (right)

Add’l Aircraft Identification        _____________________________________

Hull Value for Insurance:         $8,100,000

EXHIBIT B
Calculation of Rent

Rent Payment Date
At the Rent Payment Date (or immediately upon termination of this Agreement), the Lessee shall pay to Lessor rent equal to the Hourly Rental Rate (defined below) multiplied by the number of Flight Hours since the prior Rent Payment Date (or, if none, since execution of this Agreement) (the period of time since being the “Elapsed Days”). Should Lessee fail to make a rental payment within 30 days of receipt of invoice, Lessee shall pay a late charge equal to 10% of such payment, and the late charge and overdue rent shall be charged annual interest at 15% compounded at the beginning of each month.

The Rent Payment Date shall be the last day of each month.

Rental Charge
Hourly Rental Rate is: $1508.75 USD, subject to quarterly redetermination as the parties shall agree.

EXHIBIT C

AIRCRAFT DELIVERY RECEIPT

This Aircraft Delivery Receipt is delivered on the date set out below by Laredo Petroleum, Inc. (“Lessee”) to Lariat Ranch, LLC (“Lessor”) pursuant to the Non-Exclusive Aircraft Lease Agreement as of January 1, 2015, between Lessor and Lessee (the “Lease”). Capitalized terms used in this document shall have the meanings given to such terms in the Lease unless otherwise indicated.
AIRCRAFT:     525C-129, N129CJ
ENGINES:    FJ44-4A (2): S/N 211273 (left); 211272 (right)
Lessee hereby confirms to Lessor that Lessee has at Tulsa, Oklahoma on this ___ day of _________________, 2014, at ___________, accepted delivery of the Aircraft for its exclusive use during the Lease Period ending on the ___ day of ________, 2014. Lessee will redeliver the Aircraft to Lessor at _________________________________________. Further, Lessee confirms that it has inspected the Aircraft and found its condition to be without faults, except as listed below. (LIST ALL DISCOVERED FAULTS, NO MATTER HOW MINOR, IN AIRCRAFT CONDITION AT DELIVERY. Attach additional pages, if necessary.)

HOURS AND CYCLES DATA (as of the date of this document):
Hours: _____            Cycles: _____
IN WITNESS WHEREOF, Lessee and Lessor have, by their duly authorized representatives, executed this Aircraft Delivery Receipt on the date set forth above.
LESSEE:                         LESSOR:

By:	_________________________ By: _________________________

Title:	_________________________ Title: _________________________